FORTRESS BIOTECH, INC.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTRESS BIOTECH, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on October 9, 2023 at 10:00 a.m. ET. The Special Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/FBIO2023SM2 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. At the Special Meeting, the stockholders will be asked to (i) amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock at a ratio of not less than 5-for-1 and not greater than 15-for-1, such ratio to be determined by our board of directors (the “Board”), at any time prior to October 24, 2023, the implementation and timing of which shall be subject to the discretion of our Board, and (ii) transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about                  , 2023. That notice describes how you can obtain our proxy statement. You can also receive paper copies of our proxy statement upon request.

It is important that your stock be represented at the Special Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the Special Meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the Special Meeting.

If you have any questions about the proxy statement, please contact David Jin, our Chief Financial Officer at 781-652-4500.

We look forward to seeing you at the Special Meeting.

Sincerely,
/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

August                    , 2023

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Special Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is hosting a completely virtual Special Meeting. You may attend the webcast of the meeting via the internet on October 9, 2023 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/FBIO2023SM2 when you enter your 16-digit control number included with the proxy card. Instructions on how to attend and participate in the Special Meeting via the webcast are posted on virtualshareholdermeeting.com/FBIO2023SM2. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	Amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of our issued and outstanding common stock at a ratio of not less than 5-for-1 and not greater than 15-for-1, such ratio to be determined by our Board, at any time prior to October 24, 2023, the implementation and timing of which shall be subject to the discretion of our Board; and
2.	Transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

Only those stockholders of record as of the close of business on August 15, 2023 are entitled to vote at the Special Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available for your inspection 10 days preceding our Special Meeting, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about                  , 2023. Instructions on how to obtain a paper copy of our proxy statement are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote virtually if you decide to attend the Special Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Special Meeting. You may revoke your proxy at any time before it is voted at the Special Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Sam Berry, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Special Meeting and voting virtually. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Special Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and David Jin to vote your shares at the Special Meeting and on any adjournments of the Special Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sam Berry
Sam Berry
General Counsel and Corporate Secretary

August                  , 2023

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL
Phone: (781) 652-4500
Fax: (781) 459-7788
PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about                   , 2023, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of August 15, 2023, in connection with the solicitation of proxies by our board of directors for our 2023 Special Meeting of Stockholders (the “Special Meeting”). On or about                   , 2023, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement. If you would like to receive a printed copy of our proxy statement and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Special Meeting will be held by live webcast on October 9, 2023 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/FBIO2023SM2 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across most browsers (e.g., Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile devices) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Special Meeting. Our board of directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Special Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Special Meeting.

QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.	When is the Special Meeting?

A.	The Special Meeting will be held at 10:00 a.m., local time, on October 9, 2023.

Q.	Where will the Special Meeting be held?

A.	The Special Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/FBIO2023SM2 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card.

Q.	What is the purpose of the Special Meeting?

A.	At the Special Meeting, our stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders accompanying this proxy statement, namely (i) amending the Certificate of Incorporation of the Company to effect a reverse stock split of our issued and outstanding common stock at a ratio of not less than 5-for-1 and not greater than 15-for-1, such ratio to be determined by our Board, at any time prior to October 24, 2023, the implementation and timing of which shall be subject to the discretion of our Board, and (ii) transacting any other business that may properly come before the Special Meeting or any adjournment thereof.

Q.	How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on August 15, 2023 (the “Record Date”).

Q.	Who is entitled to vote at our Special Meeting?

A.	Only stockholders of record as of the Record Date, are entitled to receive notice of the Special Meeting and to vote the shares that they held on that date at the Special Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 133,087,296 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting, may be examined at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, 10 days preceding the Special Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

●	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Special Meeting or vote by proxy. Whether or not you plan to participate live during the Special Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares live during the Special Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

Q.	How do I vote?

A.	Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet - If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

●	By Telephone - If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

●	By Mail - You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Special Meeting by following the instructions posted at www.virtualshareholdermeeting.com/FBIO2023SM2 and entering your 16-digit control number included with the Notice of Internet Availability. If you choose to vote during the Special Meeting, the virtual meeting platform is fully supported across most browsers (e.g., Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile devices) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Special Meeting.

Q:	What if I have technical difficulties or trouble accessing the virtual Special Meeting?

A.	Our virtual platform provider will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.	What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Special Meeting, our board of directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and David Jin, our Chief Financial Officer, or either of them, as your proxies. In such event, Dr. Rosenwald and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted “FOR” the amendment to amend the Certificate of Incorporation of the Company to effect a reverse stock split of our outstanding common stock at an exchange ratio of between 5-for-1 and 15-for-1, such ratio to be determined by our Board, at any time prior to October 24, 2023, the implementation and timing of which shall be subject to the discretion of our Board. Presently, our Board does not know of any other matter that may come before the Special Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Special Meeting.

Q.	Can I change my vote after I return my proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Special Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary, Sam Berry, at our address above (so long as we receive such notice no later than the close of business on the day before the Special Meeting);

●	You may submit a later-dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or

●	You may attend the virtual Special Meeting and notify the election officials at the Special Meeting that you wish to revoke your proxy and vote live during the Special Meeting by following the instructions posted at www.virtualshareholdermeeting.com/FBIO2023SM2. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.	How are votes counted?

A.	Before the Special Meeting, our board of directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.

Q.	What is the effect of abstentions or broker non-votes?

A.	Abstentions, and shares represented by proxies reflecting abstentions, will be treated as present for purposes of determining the existence of a quorum at the Special Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to their vote. Because the voting standard for Proposal No. 1 is based on the affirmative vote of a majority of the votes cast for the proposal, abstentions, and shares represented by proxies reflecting abstentions, will not have any impact on the proposal.

Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which governs brokers’ use of discretionary authority, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The approval of amending the Certificate of Incorporation of the Company to effect a reverse stock split is considered a routine matter for which brokers, banks or other nominees may vote uninstructed shares. Because brokers have discretionary authority to vote in the absence of instructions, we do not expect any broker non-votes.

Q.	What constitutes a quorum at the Special Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Third Amended and Restated Bylaws, the presence at the Special Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Special Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Special Meeting. Abstentions, votes withheld, and broker or nominee non-votes, if any, will be included in the calculation of the number of shares considered present at the Special Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Special Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Special Meeting.

Q.	What vote is required to amend the Certificate of Incorporation to effect a reverse stock split?

A.	The affirmative vote of a majority of the votes cast for Proposal 1 is required to approve the amendment to the Certificate of Incorporation to effect a reverse stock split. Abstentions, broker or nominee non-votes, if any, and shares represented by proxies reflecting abstentions, broker or nominee non-votes will not have any impact on the vote.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of the Record Date, our directors and executive officers owned, or have the right to acquire, approximately 26.9%. of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 5. for more details.

Q.	How can I find out the results of the voting of the Special Meeting?

A.	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Special Meeting.

Q.	Who is paying for this proxy solicitation?

A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities and also by our proxy solicitation firm who we have retained for that purpose.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of August 15, 2023, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our Named Executive Officers (“NEOs”) ; and
●	all current directors and NEOs as a group.

As of August 15, 2023, there were 133,087,296 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of August 15, 2023 and shares of restricted stock are deemed to be outstanding and both are therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and used to compute the percentage of common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of common stock beneficially owned by any other person or entity. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner	Shares Owned	Shares Under Exercisable Options and Unvested Restricted Stock Units(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
Directors and Named Executive Officers:

Lindsay A. Rosenwald, M.D. (2)	15,349,091	25,000	15,374,091	11.6%
Michael S. Weiss	14,752,034	30,000	14,782,034	11.1%
J. Jay Lobell	1,635,401	55,000	1,690,401	1.3%
David Jin	145,007	1,350,000	1,495,007	1.1%
Eric K. Rowinsky, M.D.	731,976	223,490	955,466	*%
George C. Avgerinos, Ph.D.	655,170	—	655,170	*%
Jimmie Harvey, Jr., M.D.	50,000	55,000	105,000	*%
Dov Klein, CPA M.D. (3)	211,015	—	211,015	*%
Malcolm Hoenlein	85,636	—	85,636	*%
Kevin L. Lorenz, J.D.	324,572	—	324,572	*%
Lucy Lu, M.D.	133,379	—	133,379	*%
All current executive officers (including NEOs) and directors as a group (11 persons)	34,073,281	1,738,490	35,811,771	26.9%

* Less than 1%

(1)	Includes only options exercisable within 60 days of August 15, 2023 and unvested restricted stock units.
(2)	Includes 14,435,247 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(3)	Includes 1,800 shares of common stock held by Mr. Klein’s spouse.

PROPOSAL ONE: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

The Board is submitting to the stockholders for approval an amendment to the Company’s Certificate of Incorporation, to effect a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock at a ratio of between 5-for-1 and 15-for-1, with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date before October 24, 2023, if at all, as determined by the Board in its sole discretion (the “Proposed Amendment”). If approved, and deemed necessary by the Board, the Proposed Amendment will be effective upon the filing of a certificate of amendment to our Certificate of Incorporation, or at such other date and time as may be specified in such certificate, in substantially the form attached to this proxy statement as Exhibit A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of the Board.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders and to participate equally and to receive any and all such dividends as may be declared by the Board, subject to the payment of all dividends on our 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”).  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

If this Proposed Amendment is approved by our stockholders, the Board will have the authority, in its sole discretion, without further action by our stockholders, to effect the Proposed Amendment. Even if our stockholders approve the Proposed Amendment, we reserve the right not to effect the Reverse Split if the Board does not deem it to be in the best interests of our stockholders. Upon implementation of the Proposed Amendment, up to fifteen shares of outstanding common stock will be automatically converted into one share of common stock.

Purposes of the Proposed Amendment

We are submitting this proposal to our stockholders for approval in order to try and increase the trading price of our common stock to help ensure a share price high enough to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. For our common stock to continue trading on The Nasdaq Capital Market, we must comply with various listing standards, including maintaining a minimum closing bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2).

On October 31, 2022, we received written notification (the “Notice Letter”) from the Nasdaq Stock Market (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our common stock was below the $1.00 per share requirement for the previous 30 consecutive business days. The Notice Letter stated that we had 180 calendar days, or until May 1, 2023, to regain compliance with the minimum bid price requirement. On May 2, 2023, we were granted an additional 180 calendar days, or until October 30, 2023, to regain compliance with the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance if the closing bid price of our common stock is at least $1.00 for a minimum of 10 consecutive business days. We believe that the Reverse Split is our best means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements.

The Board would effect the Reverse Split only upon its determination that the Reverse Split would be in our and our stockholders’ best interests following stockholder approval. If our Board were to effect the Reverse Split, our Board would determine the exact exchange ratio for the Reverse Split (which will be with an exchange ratio between five-for-one and fifteen-for-one), set the timing for the Reverse Split and file the Certificate of Amendment. No further action on the part of stockholders is required to either implement or abandon the Reverse Split. If our Board determines to implement the Reverse Split, we will publicly announce, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split. The Board reserves its right to elect not to proceed, and to abandon, the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Potential Risks of the Proposed Amendments

Although the principal purpose of the Reverse Split would be to help increase the per-share market price of our common stock, there can be no assurance that the Reverse Split will result in any particular price for our common stock.  If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split.  As a result, the trading liquidity of our common stock may not necessarily improve. Additionally, there can be no assurance that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split.  For example, based on the closing price of $0.53 per share of our common stock on August 11, 2023, if the Reverse Split were implemented at a ratio of five-for-one, there can be no assurance that the post-split market price of our common stock would be $2.65 or greater.  Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.  Moreover, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

The number of shares held by each individual holder of common stock would be reduced if the Reverse Split is implemented. This may increase the number of stockholders who hold less than a “round lot,” or 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Consequently, the Reverse Split could increase the transaction costs to existing holders of common stock in the event they wish to sell all or a portion of their position.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock. The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.

The Board intends to effect the Reverse Split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock and if the implementation of the Reverse Split is determined by the Board to be in the best interests of the Company and its stockholders. If neither of these conditions is present, then the Board will not proceed with the Reverse Split.

Potential Consequences if the Reverse Split Proposal is Not Approved

If the Reverse Split is not approved by our stockholders, our Board will not have the authority to effect the Proposed Amendment to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Split could expose us to delisting by Nasdaq.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Proposed Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split, will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. The Proposed Amendment will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such other date and time as is specified in the Certificate of Amendment (the “Effective Time”).

Except as explained below with respect to fractional shares (see “—Principal Effects of the Reverse Split – Treatment of Fractional Shares”), at the Effective Time, all shares of our common stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of our common stock calculated in accordance with the reverse stock split ratio determined by the Board. After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Principal Effects of the Reverse Split

Common Stock

After the effective date of any Reverse Split, each stockholder will own fewer shares of our common stock. Split shares issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders is expected to remain unchanged as a result of the Reverse Split. The Reverse Split will decrease the number of outstanding shares of our common stock, but will not affect any stockholder’s proportionate interest in our Company, except for possible differences resulting from the treatment of any fractional as a result of the Reverse Split. The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity.  All share and per share information included in our financial statements will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

The Reverse Split is likely to result in some stockholders owning “odd−lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round−lots” of even multiples of 100 shares.

There will be no change to the authorized capital of the Company as a result of the Reverse Split. The number of authorized shares of common stock will remain 200,000,000, effectively increasing the number of authorized and unissued shares of our common stock available for future issuance. The Company will retain the corporate authority to issue in the future up to all such additional remaining shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our Company.  Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock give the Company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the Company stock and to expend additional resources to accomplish a takeover.  The Reverse Split is not part of a plan by management to affect the ability of third parties to take over or change control of the Company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the Reverse Split, we expect that our common stock will continue to be quoted on the Nasdaq Capital Market as a fully reporting company immediately following the Reverse Split, and we plan to continue to file periodic and other reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common stock is currently registered under Section 12 of the Exchange Act, and we are subject to the periodic reporting requirements of the Exchange Act. The Reverse Split would not affect the registration of our common stock under the Exchange Act in any material way.

Options, Warrants and the Series A Preferred Stock

In addition, all outstanding options and warrants to purchase shares of our common stock and conversion rights under would be adjusted as a result of the Reverse Split, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the Reverse Split. The number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the exchange ratio of the Reverse Split.

The Share Cap as defined under the terms of the Series A Preferred Stock is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

Treatment of Fractional Shares

We will not issue fractional shares of common stock in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divided by the reverse split ratio, will be entitled to receive a cash payment, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock as reported on the Nasdaq Stock Market as of the date of the Effective Time of the reverse stock split, by (b) the fraction of one share owned by the stockholder.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the Reverse Split would occur automatically on the Effective Date (defined below) without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-Reverse Split shares of our common stock in registered book-entry form. These stockholders will have their pre-Reverse Split shares exchanged automatically and a statement will be mailed to them upon exchange indicating the number of shares owned by such stockholders following the Reverse Split.

Exchange of Stock Certificates

If our Board decides to effect the Reverse Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Split will become effective when the Certificate of Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware (the “Effective Date”).

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for, if so elected by the holder, new certificates representing the number of shares of our common stock held by such stockholder following the Reverse Split. Our transfer agent will act as exchange agent for purposes of exchanging stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the Reverse Split in accordance with the applicable instructions. No new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Split, and we do not intend to independently provide stockholders with any such right.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the Effective Date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionally, based on the actual exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The loss per share and net book value per share would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal One as a result of their ownership of shares of our common stock, as set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in Proposal One that are different from or greater than those of any other of our stockholders.

Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock or preferred stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including any state, local or foreign tax consequences or other tax considerations that arise from rules of general application that may be applicable to all taxpayers or to certain classes of taxpayers or any tax considerations that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury regulations promulgated thereunder, and related administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership, for federal income tax purposes. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the Reverse Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such dates.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST FOR PROPOSAL 1 IS REQUIRED FOR APPROVAL.

ADDITIONAL INFORMATION

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Fortress Biotech, Inc., 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, Attn: David Jin. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2024 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our General Counsel and Corporate Secretary, Sam Berry, at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, no later than December 30, 2023. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Third Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Third Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Third Amended and Restated Bylaws to Sam Berry, our General Counsel and Corporate Secretary, at the above address, not less than 45 days nor more than 75 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than April 7, 2024, and no later than May 7, 2024. If a stockholder fails to provide timely notice of a proposal to be presented at our 2024 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF

FORTRESS BIOTECH, INC.

Fortress Biotech, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

1.	The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by adding the following paragraph F to Article IV:

“F.          At 11:59 p.m. on the day this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is filed and declared effective pursuant to the DGCL (the “Effective Time”) every [•][1] issued and outstanding shares or shares held by the Corporation as treasury stock of the Corporation’s common stock, par value $0.001 per share, as of the date and time immediately preceding the Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire New Shares based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional New Shares in the Reverse Stock Split shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a letter of transmittal by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Stock Market as of the date of the Effective Time, by (b) the fraction of one New Share owned by the stockholder.

Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Effective Time (the “Effective Date”) represents Old Certificates shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole New Shares into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

1 The reverse split ratio, between 5-for-1 and 15-for-1, to be determined by the board of directors pursuant to authority granted by stockholders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by its duly appointed officer as of this [•] day of [•], 2023.

FORTRESS BIOTECH, INC.

By:
Name: Lindsay Rosenwald, M.D.
Title: Executive Chairman, Chief Executive Officer and President

SCAN TO VIEW MATERIALS & VOTE FORTRESS BIOTECH, INC. ATTN: DAVID JIN 1111 KANE CONCOURSE SUITE 301 BAY HARBOR ISLANDS, FL 33154 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/fbio2023SM2 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 8, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V22061-S72083 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORTRESS BIOTECH, INC. The Board of Directors recommends you vote FOR Proposal 1: For Against Abstain 1. Amendment of the Fortress Biotech, Inc. Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 5-for-1 and not greater than 15-for-1, such ratio to be determined by the Company’s Board of Directors, at any time prior to October 24, 2023, the implementation and timing of which shall be subject to the discretion of the Company’s Board of Directors. NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and, accordingly, will be voted FOR Proposal 1 the Amendment to the Amended and Restated Certificate of Incorporation, as Amended, to Effect a Reverse Stock Split. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders: The Notice of Special Meeting of Stockholders and Proxy Statement of Fortress Biotech, Inc. are available at www.proxyvote.com. FORTRESS BIOTECH, INC. Proxy for Special Meeting of Stockholders October 9, 2023 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [•], 2023. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D. and David Jin, or either of them, with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on October 9, 2023, via webcast only at www.virtualshareholdermeeting.com/fbio2023SM2, and any adjournment or postponement thereof. Continued and to be signed on reverse side